Plexus Announces Fiscal First Quarter 2018 Financial Results

•	Fiscal first quarter 2018 record revenue of $677 million

•	GAAP diluted loss per share of $2.93; non-GAAP adjusted diluted EPS of $0.75, excluding $3.59 per share of tax expense due to the estimated impact of the U.S. Tax Cuts & Jobs Act ("U.S. Tax Reform")

•	Initiates fiscal second quarter 2018 revenue guidance of $670 to $710 million with GAAP diluted EPS of $0.68 to $0.78, excluding any additional impact related to U.S. Tax Reform

NEENAH, WI – January 17, 2018 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal first quarter ended December 30, 2017, and guidance for its fiscal second quarter ending March 31, 2018.

	Three Months Ended
	Dec 30, 2017	Dec 30, 2017	Mar 31, 2018
	Q1F18 Results	Q1F18 Guidance	Q2F18 Guidance
Summary GAAP Items
Revenue (in millions)	$677	$665 to $705	$670 to $710
Operating margin	4.7%	4.6% to 5.0%	4.3% to 4.7%
Diluted (loss) earnings per share (1)	$(2.93)	$0.75 to $0.85	$0.68 to $0.78

Summary Non-GAAP Items (2)
Adjusted diluted EPS (3)	$0.75
Return on invested capital (ROIC)	16.2%
Economic Return	6.7%

(1)	Includes stock-based compensation expense of $0.11 for Q1F18 results and $0.13 for Q2F18 guidance and $3.59 per share of tax expense in Q1F18 related to the effects of U.S. Tax Reform.
(2)
Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed in this release, such as adjusted diluted EPS, ROIC and Economic Return, and a reconciliation of these measures to GAAP.

(3)	Includes stock-based compensation expense of $0.11 and excludes $3.59 per share of tax expense related to the effects of U.S. Tax Reform.
Fiscal First Quarter 2018 Information

•	Won 44 manufacturing programs during the quarter representing approximately $200 million in annualized revenue when fully ramped into production

•	Trailing four quarter wins total approximately $794 million in annualized revenue when fully ramped into production

•	Purchased $9.5 million of our shares at an average price of $60.25 per share

•	$125 million of estimated tax expense related to U.S. Tax Reform

Todd Kelsey, President and CEO, commented, “We achieved record revenue of $677 million in our fiscal first quarter of 2018. We again delivered operating margin within our target range of 4.7% to 5.0%, resulting in fiscal first quarter 2018 non-GAAP EPS of $0.75. We incurred $125 million of tax expense as a consequence of U.S. Tax Reform, negatively impacting our GAAP diluted EPS. Despite the large tax charge, we view the reform as immensely beneficial for Plexus as it provides us the opportunity to efficiently access our global cash. Therefore, we are refining our capital allocation philosophy and plan, which we will share within the coming months.”

Patrick Jermain, Senior Vice President and CFO, commented, “During the fiscal first quarter we generated $52 million in free cash flow, a result well above our projections. Fiscal first quarter cash cycle of 67 days was favorable to our expectations as we benefitted from progress on our working capital initiatives. As we look forward to the fiscal second quarter, we expect cash outflows of $30 to $50 million to support higher capital spending and working capital investments necessary for anticipated growth. With this in mind, we still project free cash flow for fiscal 2018 to exceed $100 million.” Mr. Jermain concluded, “We ended the quarter with a cash balance of $507 million, of which approximately 90% is held offshore. With the recent U.S. Tax Reform, we look forward to deploying this cash in the best interests of our stakeholders.”

Mr. Kelsey continued, “Looking forward, we anticipate continued sequential revenue growth as we benefit from new program ramps and improving end markets. As a result, we are guiding fiscal second quarter 2018 revenue in the range of $670 to $710 million. While we are working diligently to maintain our operating margin within our target range, we expect our margins to be under pressure in the current quarter due to multiple program ramps and seasonal payroll headwinds. We are guiding GAAP EPS in the range of $0.68 to $0.78 for the fiscal second quarter 2018, exclusive of any additional impact related to U.S. Tax Reform.”

Mr. Kelsey concluded, “Our revenue outlook for the remainder of fiscal 2018 continues to strengthen. We currently expect growth across each of our market sectors, which would lead to double-digit revenue growth overall. In addition, we anticipate operating margin within our target range for each of the final two quarters of the fiscal year.”

Quarterly Comparison	Three Months Ended
	Dec 30, 2017	Sept 30, 2017	Dec 31, 2016
(in thousands, except EPS)	Q1F18	Q4F17	Q1F17
Revenue	$677,294	$669,852	$635,019
Gross profit	63,523	66,514	64,356
Operating income	31,557	33,965	33,903
Net (loss) income	(98,493)	29,009	28,179
Diluted (loss) earnings per share	$(2.93)	$0.84	$0.82
Adjusted net income*	26,019	29,009	28,179
Adjusted diluted EPS*	$0.75	$0.84	$0.82

Gross margin	9.4%	9.9%	10.1%
Operating margin	4.7%	5.1%	5.3%

ROIC*	16.2%	16.2%	17.3%
Economic Return*	6.7%	5.7%	6.8%

*Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to GAAP measures.

Business Segment and Market Sector Revenue
The Company measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. Top 10 customers comprised 58% of revenue during the quarter, up three percentage points from the fiscal fourth quarter of 2017.

Business Segments ($ in millions)	Three Months Ended
	Dec 30, 2017	Sept 30, 2017	Dec 31, 2016
	Q1F18	Q4F17	Q1F17
Americas	$299	314	$315
Asia-Pacific	346	334	310
Europe, Middle East, and Africa	64	55	39
Elimination of inter-segment sales	(32)	(33)	(29)
Total Revenue	$677	$670	$635

Market Sectors ($ in millions)	Three Months Ended
	Dec 30, 2017		Sept 30, 2017		Dec 31, 2016
	Q1F18		Q4F17		Q1F17
Healthcare/Life Sciences	$237	35%	$233	35%	$211	33%
Industrial/Commercial	207	30%	189	28%	206	32%
Communications	133	20%	140	21%	131	21%
Aerospace/Defense	100	15%	108	16%	87	14%
Total Revenue	$677		$670		$635

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide management and investors additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income, adjusted earnings per share and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of items, such as the effects of U.S. Tax Reform, that are not reflective of continuing operations. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to Non-GAAP Supplemental Information and the attached Non-GAAP Supplemental Information Tables.
ROIC and Economic Return
ROIC for the fiscal first quarter of 2018 was 16.2%. The Company defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a two-quarter period for the first quarter. Invested capital is defined as equity plus debt, less cash and cash equivalents. The Company’s weighted average cost of capital for fiscal 2018 is 9.5%. ROIC for the quarter less the Company’s weighted average cost of capital resulted in an economic return of 6.7%.
Free Cash Flow Calculation
The Company defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended December 30, 2017, cash flows provided by operations was $69.1 million, less capital expenditures of $16.7 million, resulting in free cash flow of $52.4 million.

Cash Cycle Days	Three Months Ended
	Dec 30, 2017	Sept 30, 2017	Dec 31, 2016
	Q1F18	Q4F17	Q1F17
Days in Accounts Receivable	45	50	49
Days in Inventory	100	99	90
Days in Accounts Payable	(63)	(63)	(60)
Days in Cash Deposits	(15)	(16)	(13)
Annualized Cash Cycle*	67	70	66
*We calculate cash cycle as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal Q1 2018 Earnings Conference Call and Webcast
When:	Thursday, January 18, 2018 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, https://plexus.gcs-web.com/events-and-presentations/upcoming-events, where a slide presentation reviewing fiscal first quarter 2018 results will also be made available ahead of the conference call.

Conference call at +1.800.708.4540 with passcode: 46142713

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 46142713

Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of over 16,000, providing global Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing, and Aftermarket Services. Plexus is an industry leader that specializes in serving customers with complex products used in demanding regulatory environments. With a culture built around innovation and customer service, Plexus’ teams create customized end-to-end solutions to assure the realization of the most intricate products. For more information about Plexus, visit our website, plexus.com.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix, low volumes and demanding quality, regulatory, and other requirements; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; risks related to information technology systems and data security; the effects of U.S. Tax Reform and of regional results and tax developments on our taxes and ability to use deferred tax assets and net operating losses; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions, trade protection measures, and tax matters in the United States and in the other countries in which we do business (including as a result of the United Kingdom’s pending exit from the European Union); the potential effect of other world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2017 Form 10-K).

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Dec 30,	Dec 31,
	2017	2016
Net sales	$677,294	$635,019
Cost of sales	613,771	570,663
Gross profit	63,523	64,356
Selling and administrative expenses	31,966	30,453
Operating income	31,557	33,903
Other income (expense):
Interest expense	(3,725)	(3,274)
Interest income	1,555	1,071
Miscellaneous	(346)	(674)
Income before income taxes	29,041	31,026
Income tax expense	127,534	2,847
Net (loss) income	$(98,493)	$28,179
Net (loss) earnings per share:
Basic	$(2.93)	$0.84
Diluted	$(2.93)	$0.82
Weighted average shares outstanding:
Basic	33,567	33,534
Diluted	33,567	34,544

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Dec 30,	Sept 30,
	2017	2017
ASSETS
Current assets:
Cash and cash equivalents	$506,694	$568,860
Restricted cash	8,157	394
Accounts receivable	334,776	365,513
Inventories	669,894	654,642
Prepaid expenses and other	31,362	28,046
Total current assets	1,550,883	1,617,455
Property, plant and equipment, net	318,358	314,665
Deferred income taxes	5,302	5,292
Other	41,664	38,770
Total non-current assets	365,324	358,727
Total assets	$1,916,207	$1,976,182

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$179,881	$286,934
Accounts payable	420,984	413,999
Customer deposits	102,823	107,837
Accrued salaries and wages	52,483	49,376
Other accrued liabilities	61,006	49,445
Total current liabilities	817,177	907,591
Long-term debt and capital lease obligations, net of current portion	26,047	26,173
Accrued income taxes payable	99,897	—
Deferred income taxes	21,906	—
Other Liabilities	17,331	16,479
Total non-current liabilities	165,181	42,652
Total liabilities	982,358	950,243
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
52,231 and 51,934 shares issued, respectively,
and 33,607 and 33,464 shares outstanding, respectively	522	519
Additional paid-in-capital	567,562	555,297
Common stock held in treasury, at cost, 18,624 and 18,470, respectively	(583,651)	(574,104)
Retained earnings	950,713	1,049,206
Accumulated other comprehensive loss	(1,297)	(4,979)
Total shareholders’ equity	933,849	1,025,939
Total liabilities and shareholders’ equity	$1,916,207	$1,976,182

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Dec 30,	Sept 30,	Dec 31,
	2017	2017	2016
Net (loss) income, as reported	$(98,493)	$29,009	$28,179

Non-GAAP adjustments:
Income tax expense due to U.S. Tax Reform (1)	124,512	—	—
Adjusted net income	$26,019	$29,009	$28,179

Diluted weighted average shares outstanding, as reported	33,567	34,482	34,544
Diluted weighted average shares outstanding, as adjusted (2)	34,630	34,482	34,544

Diluted (loss) earnings per share, as reported	$(2.93)	$0.84	$0.82

Non-GAAP per share adjustments:
Impact of dilutive shares excluded from GAAP results due to the net loss position (2)	0.09	—	—
Income tax expense due to U.S. Tax Reform (1)	3.59	—	—
Adjusted diluted earnings per share	$0.75	$0.84	$0.82

(1) During Q1F18, as a result of the enactment of U.S. Tax Reform, $124.5 million of tax expense was recorded; of this amount, $101.8 million related to the federal and state tax expense on deemed repatriation of our un-repatriated foreign earnings under §965 of the Internal Revenue Code and $22.7 million related to the reversal of the Company’s permanently reinvested assertion on historical foreign undistributed earnings.

(2) For the three months ended December 30, 2017, the total weighted average number of potentially-dilutive securities was 1.1 million. However, these securities were not included in the computation of GAAP diluted net loss per share since to do so would have decreased the loss per share.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Three Months Ended		Twelve Months Ended		Three Months Ended
	Dec 30,		Sept 30,		Dec 31,
	2017		2017		2016
Operating income		$31,557		$129,908		$33,903
	x	4			x	4

Adjusted annualized operating income		$126,228		$129,908		$135,612
Adjusted effective tax rate	x	10%	x	8%	x	8%
Tax impact		12,623		10,393		10,849
Adjusted operating income (tax effected)		$113,605		$119,515		$124,763

Average invested capital	÷	$701,635	÷	$738,266	÷	$720,197

ROIC		16.2%		16.2%		17.3%
Weighted average cost of capital	-	9.5%	-	10.5%	-	10.5%
Economic return		6.7%		5.7%		6.8%

	Three Months Ended
Average Invested Capital	Dec 30,	Sept 30,	Jul 1,	Apr 1,	Dec 31,	Oct 1,
Calculations	2017	2017	2017	2017	2016	2016
Equity	$933,849	$1,025,939	$991,306	$961,438	$927,542	$916,797
Plus:
Debt - current	179,881	286,934	267,297	92,623	78,879	78,507
Debt - long-term	26,047	26,173	26,138	185,638	184,136	184,002
Less:
Cash and cash equivalents	(506,694)	(568,860)	(519,172)	(524,520)	(496,505)	(432,964)
	$633,083	$770,186	$765,569	$715,179	$694,052	$746,342